UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) March 20, 2003

NAVIGANT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-24387	52-2080967
(State or other jurisdiction incorporation or organization)	of (Commission File Number Identification No.)	(I.R.S. Employer

84 INVERNESS CIRCLE EAST ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (303) 706-0800

Former name or former address, if changed since last report: Not Applicable

NAVIGANT INTERNATIONAL, INC.

FORM 8-K

March 24, 2003

ITEM 5.	OTHER EVENTS

On March 20, 2003, Navigant International, Inc. (the “Registrant”) signed an amendment to the Amended and Restated Credit Agreement dated as of August 6, 1999 (the “Credit Facility”) modifying certain terms and conditions of the Credit Facility. On March 20, 2003, the Registrant signed an amendment to the Note Purchase Agreements dated November 15, 2000 modifying certain terms and conditions of the Note Purchase Agreements. Copies of the amendments are included as Exhibits 10.1 and 10.2.

(a) Exhibits

10.1	Fifth Amendment to the Amended and Restated Credit Agreement dated August 6, 1999.

10.2	Third Amendment to the Note Purchase Agreements dated November 15, 2000.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 24, 2003.

NAVIGANT INTERNATIONAL, INC.
a Delaware corporation

By:	/s/ ROBERT C. GRIFFITH
	Name:	Robert C. Griffith
	Title:	Chief Financial Officer and
Chief Operating Officer
(Principal Financial and
Accounting Officer)

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